SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of May 17, 2000 (the "Closing Date"), is entered into by and among Generex Biotechnology Corporation, a Delaware corporation, with headquarters located at 33 Harbour Square, Suite 202, Toronto, Ontario M5J 2G2 (the "Company"), and the investors listed on Schedule 1 attached hereto (individually, a "Buyer" and collectively, the "Buyers").

     WHEREAS:

     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Regulation S ("Regulation S") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

     B. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, that number of shares of the Company's Common Stock, par value $.001 per share (the "Company Common Stock") as set forth in Section 1 below (the "Common Shares") and warrants, in substantially the same form attached hereto as Exhibit D (the "Warrants") to acquire that number of shares of Company Common Stock as set forth in Section 1 below (as exercised, collectively, the "Warrant Shares"); and

     C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW THEREFORE, the Company and the Buyers hereby agree as follows:

     1. PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

     a. Purchase of Common Shares and Warrants. In connection with the offering by the Company of its Common Shares and Warrants to certain purchasers, including without limitation, the Buyers, and subject to the satisfaction (or waiver) of the conditions set forth in this Section 1 and Sections 6 and 7 below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company that number of Common Shares (as applicable to each Buyer, the "Buyer Common Share Amount") determined by dividing (i) such Buyer's portion of the Purchase Price (defined below), as set forth on Schedule 1, by the lesser of (A) $8.10 or (B) ninety percent (90%) of the closing bid price for the Company Common Stock (as quoted on the Principal Market (defined below) or the market or exchange where the Company's common stock is then traded) on the trading day immediately preceding the Closing Date (the "Market Price") (the lesser


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of (A) or (B) is referred to herein as the "Buyer Offering Per Share Purchase
Price") along with one (1) Warrant to acquire that number of Warrant Shares equal to such Buyer's Buyer Common Share Amount at an initial exercise price equal to 110% of the Market Price (such transactions are referred to herein as the "Closing"). (The Company shall not issue fractional Common Shares or any Warrant exercisable into fractional Warrant Shares. In such an event, the Company shall round any such fractional share amount up to the next whole number.) The aggregate purchase price (the "Purchase Price") of the Common Shares and Warrants at the Closing shall be $3,600,000. Notwithstanding anything to the contrary contained in this Agreement, including without limitation
Section 11(l) below, in the event that the Market Price for the Company common stock (as quoted on the Principal Market or the market or exchange where the Company's common stock is then traded) on the Closing Date is less than $6.00 per common share, then the Company may unilaterally terminate this Agreement by providing written notice to the Escrow Agent (defined below), and all of the obligations of the Buyers and the Company as contemplated in this Agreement shall be automatically terminated. The Buyers and the Company acknowledge that the Company is selling additional shares of Company Common Stock and warrants to purchase Company Common Stock to other purchasers (the "Other Purchasers") in reliance on Regulation S of the 1933 Act and/or Rule 506 of Regulation D ("Regulation D") promulgated under the 1933 Act. Buyers consent to such sales to Other Purchasers provided that (i) any such sales shall only be made to one or more qualified institutional buyers as that term is defined by Rule 144A promulgated under the 1933 Act or accredited investors as that term is defined by Rule 501(a) promulgated under the 1933 Act or pursuant to Regulation S, on substantially similar terms as those contemplated by this Agreement, (ii) such sales are made no later than ten (10) business days after the Closing Date, and
(iii) the gross proceeds from the sale of the Common Shares and Warrants to the Buyers and additional shares of Company Common Stock and Warrants to purchase Company Common Stock to the Other Purchasers (together, the "Offering") shall not exceed $25,000,000.

     b. Form of Payment. On the Closing Date, (i) subject to the satisfaction (or waiver) of the conditions contained in Sections 1, 6 and Section 7, the Buyers shall pay the Purchase Price to the Company, for the Common Shares and Warrants to be issued and sold to such Buyers at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to Strategic Investment Counsel, LLC, c/o Anthony J. Ribaudo, located at 666 Dundee Road, Suite 1901, Northbrook, Illinois 60062, as the escrow agent (the "Escrow Agent"), on behalf of each Buyer, stock certificates (in the denominations as such Buyer shall request) (the "Common Share Certificates") representing such number of the Common Shares which such Buyer is then purchasing along with the Warrants such Buyer is purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee. Upon the completion of the conditions contained in Sections 1, 6 and 7 of this Agreement, the Escrow Agent shall deliver the certificates representing the Common Shares and the Warrants to the Buyers via overnight courier after the Buyers have wired the Purchase Price to the Company.


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     2. BUYER'S REPRESENTATIONS AND WARRANTIES.

        Each Buyer represents and warrants with respect to only itself that:

        a. Investment Purpose. Such Buyer is acquiring the Common Shares and Warrants (the Common Shares, Warrants and Warrant Shares may also be referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act or exempted under Regulation S or the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or Regulation S or an exemption under the 1933 Act.

        b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

        c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on Regulation S and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the applicability of Regulation S and the eligibility of such Buyer to acquire such Securities.

        d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

        e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

        f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to Company counsel, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant


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to Regulation S or an exemption from such registration, or (C) if such Buyer wishes to sell Securities in reliance upon the exemption from registration set forth in Section 4(1) of the 1933 Act ("Section 4(1)"), such Buyer provides the Company with reasonable assurance that such Securities have been or are to be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("Rule 144"). If Seller intends to utilize Rule 144 but Rule 144 is not applicable to such resale, any resale of the Securities under circumstances in which the Seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder. Such Buyer further understands and agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the 1933 Act.

        g. Securities. Such Buyer understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and the Company shall be required to issue a stop-transfer order against transfer of such stock certificates if the Securities are not transferred in accordance with the following legend):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (1) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS, OR (2) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO ISSUER COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR BECAUSE THE SECURITIES HAVE BEEN SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO REGULATION S OR RULE 144 UNDER THE 1933 ACT. FURTHERMORE, THE HOLDER HEREOF SHALL NOT ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THESE SECURITIES, UNLESS IN COMPLIANCE WITH THE 1933 ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act and the Buyer has sold the Securities and has fulfilled the applicable prospectus delivery requirements,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to Company counsel, to the effect that a public sale, assignment or transfer of the Securities may be made in accordance with Regulation S or otherwise without registration under the 1933 Act, or (iii) such holder, in the case of a sale in reliance upon
Section 4(1), shall provide the Company with reasonable assurances that the Securities have been or are to be sold


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pursuant to Rule 144 without any restriction as to the number of Securities that can then be immediately sold.

        h. Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

        i. Residency. Such Buyer certifies that such Buyer is outside the United States (as defined in Regulation S), such Buyer is not a U. S. person (as defined in Regulation S), such Buyer is not acquiring the Securities for the account or benefit of any U.S. person, and such Buyer is a resident of that country specified in its address on Schedule 1.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to each of the Buyers that:

        a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a controlling position of capital stock or holds a controlling position of an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results or operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

        b. Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Common Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise thereof,


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have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

        c. Issuance of Securities. The Common Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. The shares of Common Stock issued pursuant to this Agreement (subject to adjustment pursuant to the Company's covenant set forth in Section 4(g) below) have been duly authorized and reserved for issuance upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of common stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

        d. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the Company's issuance of the Common Shares and the reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation") or the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws") or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, or By-laws or their organizational charter or by-laws, respectively. Neither the Company or any of its Subsidiaries is in violation or any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments which would not have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or


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order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market (as defined below).

        e. SEC Documents; Financial Statements. As of the Closing, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

        f. Absence of Certain Changes. Since the most recent filing by the Company with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.


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        g. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Company's common stock, the Common Shares or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such that would have a Material Adverse Effect.

        h. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company to third parties other than the Buyers for purposes of the 1933 Act so as to render invalid the exemption from registration provided under Regulation S or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings so as to render invalid the exemption from registration provided under Regulation S.

        i. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its common stock and which has not been publicly announced.

        j. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

        k. Regulation S Related Matters. Assuming the accuracy of Buyer's representations and warranties contained in Section 2 hereof, the Offering meets the requirements of Regulation S, including without limitation Rule 903(a) and 903(b)(3) under the 1933 Act.

        l. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened.

        m. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals,


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governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

        n. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

        o. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

        p. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged and the Company does not have any reason to believe it will not be able to renew its existing insurance coverage under substantially similar terms for the next two (2) years.

        q. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted, and neither the


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Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

        r. Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

        s. Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof, none of the officers, control parties, control entities, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        t. Eligibility. The Company is currently eligible to register the resale of the Common hares and Warrant Shares on a registration statement on Form S-3 under the 1933 Act.

     4. COVENANTS.

        a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

        b. Regulation S Matters. The Company shall meet the requirements of Regulation S with respect to the Offering during the Distribution Compliance Period (defined in Regulation S), including without limitation, Rule 903(a) and 903(b)(3) under the 1933 Act.

        c. Reporting Status. Until the earlier of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Common Shares or Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which the Investors shall have sold all the Common Shares and Warrant Shares (the "Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company


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shall not terminate its status as an issuer required to file reports under the
1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

        d. Rule 903(c)(3)(iii)(B)(4) Covenant. The Buyers and the Company agree that the Company shall refuse to register any transfer on the Company's books and records of Securities not made in accordance with Regulation S.

        e. Right of First Refusal. Subject to the rights of Ladenburg Thalmann & Co. ("LT&C") as set forth in that certain investment banking agreement with the Company, dated April 11, 2000 (the "Investment Banking Agreement") and subject to the exceptions described below, the Company and its Subsidiaries shall not negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form ("Future Offerings") during the period beginning on the date hereof and ending on, and including, the date which is 180 days after the Closing Date, unless it shall have first delivered to Strategic Investment Counsel c/o Anthony J. Ribaudo which each Buyer has authorized to act on its behalf with respect to this Section 4(e) ("Buyers' Designee") written notice (the "Future Offering Notice") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Percentage (as defined below) of the securities to be issued in such Future Offering, as of the date of delivery of the Future Offering Notice, in the Future Offering (the limitations referred to in this sentence is referred to as the "Capital Raising Limitations"). For purposes of this Section 4(e), "Aggregate Percentage" at any time with respect to any Buyer shall mean the percentage obtained by dividing (i) the aggregate number of the Common Shares initially issued to such Buyer by (ii) the aggregate number of the Common Shares sold to all Buyers plus the shares of Company Common Stock sold to Other Purchasers by the Company in the Offering. A Buyer can exercise its option to participate in a Future Offering by delivering to the Company directly or through the Buyers' Designee written notice thereof to participate to the Company within five (5) business days after receipt of a Future Offering Notice by Buyers' Designee, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage, then each Buyer which has indicated that it is willing to purchase a number of securities in such Future Offering in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Future Offering which one or more of the Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(e), the Company shall have 45 days thereafter to sell the securities of the Future Offering that the Buyers did not elect to purchase, upon terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 45 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(e). In the event a Buyer exercises its option to participate in a Future Offering and such Buyer fails to purchase its Aggregate Percentage of the securities offered by the Company through such Future Offering (other than as a result of the Company's breach of its obligations concerning such Future Offering) then notwithstanding anything to the contrary contained in this
Section 4(e), such Buyer shall then forfeit its right to first refusal with respect to such Future Offering and any later Future Offering. The Capital Raising Limitations shall not apply to (i) a loan from a commercial bank or any other institutional lender which does not have any equity feature, (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, or (B) as consideration for the acquisition of a business, product, license or other assets by the Company, (iii) the issuance of securities in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or other contractual commitments in effect prior to the Closing Date, (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees, directors, consultants or advisors; or
(vi) the Company's issuance of equity securities pursuant to any significant investment made by any entity or business engaged in the same industry or business of the Company in connection with a research, development, marketing, supply or similar arrangement. The Buyers shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

        f. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as that term is defined in the Registration Rights Agreement) upon each national securities exchange, automated quotation system or bulletin board system, if any, upon which shares of the Company's common stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of common stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq Small-Cap Market, Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., as applicable (the "Principal Market"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of Company common stock on the Principal Market. The Company shall promptly, and in no event later than the following business day, provide to each Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of Company common stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(f).

        g. Reservation of Shares. The Company shall take all action necessary to at all times have authorized; and reserved for the purpose of issuance, no less than 100% of the number of shares of common stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants.

        h. [Reserved.]

        i. Limitation on Filing Registration Statements. Except to comply with the rights of LT&C as set forth in the Investment Banking Agreement and the investor or investors contemplated by the Investment Banking Agreement, the Company shall not file a registration statement other than (A) the Registration Statement (as defined in the Registration Rights Agreement) or (B) a registration statement covering the sale or resale of shares of Company common stock issued or issuable upon the exercise of options or rights granted under an employee benefit plan, as defined in Rule 405 under the 1933 Act with the SEC during the period beginning on the date hereof and ending on the date which is 90 days after the Registration Statement has been declared effective by the SEC.

        j. Independent Auditors. The Company shall, until at least three (3) years after the Closing Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

        k. Corporate Existence and Taxes. The Company shall, until at least the later of (i) the date that is three (3) years after the Closing Date or (ii) the sale of all of the Common Shares purchased pursuant to this Agreement, maintain its corporate existence in good standing (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, has common stock listed for trading on the Principal Market and shall pay all its taxes when due except for taxes which the Company disputes).

     5. TRANSFER AGENT INSTRUCTIONS.

     The Company shall issue irrevocable instructions to StockTrans, Inc., as transfer agent (the "Transfer Agent"), and any subsequent transfer agent, substantially in the form of Exhibit B hereto (the "Transfer Agent Instructions"). Prior to registration of the Common Shares and Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this
Section 5, and stop transfer instructions to give effect to Section 2(f) hereof will be given by the Company to its Transfer Agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in a form reasonably acceptable to Company counsel, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities have been or are to be sold pursuant to Regulation S or Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, promptly instruct its Transfer Agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.


                           [Intentionally Left Blank]

     6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The obligation of the Company hereunder to issue and sell the Common Shares and Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

        a. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Escrow Agent for the transactions contemplated by this Agreement.

        b. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

        c. Such Buyer shall have delivered to the Escrow Agent such other documents relating to the transactions contemplated by this Agreement as the Escrow Agent or its counsel may reasonable request.

     7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

        The obligation of each Buyer hereunder to purchase the Common Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

        a. The Company shall have executed each of the Transaction Documents and delivered the same to the Escrow Agent.

        b. The Company's common stock shall be authorized for quotation on the Principal Market and trading in Company common stock shall not have been suspended by the SEC or the Principal Market.

        c. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

        d. The Company shall have delivered to the Escrow Agent the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit C attached hereto.

        e. The Company shall have executed and delivered to the Escrow Agent the Warrants and the certificates representing Common Shares (in such denominations as such Buyer shall request) for the Common Shares being purchased by such Buyer at the Closing.

        f. The Transfer Agent Instructions, in the form of Exhibit B attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent and a copy of the executed Transfer Agent Instructions shall have been delivered to the Escrow Agent.

        g. The Company shall have made all filings, other than those contemplated by the Registration Rights Agreement, under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

        h. The Company shall have delivered to the Escrow Agent such other documents relating to the transactions contemplated by this Agreement as the Escrow Agent or its counsel may reasonably request.

        i. [Reserved.]

        j. Subject to Section 11(l) below, at Closing, the Company shall reimburse the Buyers for the Buyers' attorneys' fees and expenses (in an amount not to exceed $20,000) incurred by the Buyers concerning the due diligence review of the contemplated transactions and the Company, and the negotiation and preparation of the Transaction Documents and the consummation of the transactions contemplated thereby.

     8. INDEMNIFICATION.

        In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (e) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     9. ANTI-DILUTION ADJUSTMENTS.

        a. Dividend, Subdivision, Combination or Reclassification of Company Common Stock. If the Corporation shall, at any time or from time to time, (a) declare a dividend on the Company common stock payable in shares of its capital stock (including Company common stock) or, (b) subdivide the outstanding Company common stock or, (c) combine the outstanding Company common stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the Company common stock (excluding any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then in each such case, the number of shares of Company common stock constituting the Common Shares at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and the number and kind of Common Shares on such date shall be proportionately adjusted by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment to the Common Shares shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment to the Common Shares shall be made successively whenever any event listed above shall occur.

        b. Issuance of Common Stock or Rights to Purchase Company Common Stock Below Offering Price. Prior to the registration of the Common Shares pursuant to an effective Registration Statement (as described in the Registration Rights Agreement), if the Company shall, at any time or from time to time, issue Company common stock or instruments convertible or exercisable into Company common stock (other than Company common stock issued or issuable pursuant to an employee stock option incentive plan or Company common stock issued or issuable pursuant to options, warrants, convertible securities outstanding as of the Closing Date or other contractual commitments in effect prior to the Closing Date or in connection with a merger or other business combination or reorganization of the Company) at a price per common stock share, a conversion price per common stock share or an exercise price per common stock share less than the Buyer Offering Per Share Purchase Price per common stock share (such lesser price shall be deemed the "Differential Price"), then the Company shall issue additional shares of Company common stock to the Buyers equal to the Share Differential Amount. The Share Differential Amount shall equal the sum of (i) the amount determined by dividing the Differential Price into the Buyers' aggregate Purchase Price, less (ii) the number of Common Shares purchased by the Buyer at the Closing. Any such additional shares of common stock after issuance shall be deemed to be Common Shares for purposes of this Agreement and shall have the registration rights set forth in the Registration Rights Agreement.

     10. LIQUIDATED DAMAGES.

         The Company agrees that a Buyer will suffer damages if the Company violates any provision of or fails to fulfill any of its obligations or duties pursuant to the Transaction Documents (other than the Registration Rights Agreement) and such violation or failure directly or indirectly restricts such Buyer from selling, transferring or disposing of its Common Shares (a "Company Violation"), and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such Company Violation, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to such Buyer following the occurrence of such Company Violation in an amount determined by multiplying
(i) two percent (2%) of the Buyer Offering Per Share Purchase Price per Common Share then held by such Buyer by (ii) the percentage derived by dividing (A) the actual number of days elapsed from the first day of the date that an uncured Company Violation occurred or the end of the prior 30-day period, as applicable, to the day all Company Violations have been completely cured, by (B) 30. Liquidated Damages shall be paid in cash, or at the Buyer's option, in the number of shares of Company common stock equal to the quotient of (v) the dollar amount of the Liquidated Damages due on the Payment Date (as defined below) divided by (w) the closing bid price of the Company's common stock (as quoted in the Principal Market or the market or exchange where the Company's common stock is then traded) as of the first day that an uncured Company Violation occurred. The Liquidated Damages payable pursuant hereto shall be payable within five (5) business days from the end of the 30-day period commencing on the first 30-day period in which the Company Violation occurs (each, a "Payment Date"). In the event the Liquidated Damages are paid in shares of Company common stock, such shares shall also be considered Common Shares and shall have the registration rights set forth in the Registration Rights Agreement. Notwithstanding anything to the contrary herein, (a) no Liquidated Damages shall be payable under this paragraph in respect of any Company Violation which also constitutes a Registration Default under the Registration Rights Agreement entered into by Buyers and the Company as of the date of this Agreement, (b) in no event shall the Company issue shares of common stock pursuant to this Section 10 which, when added to other Securities purchased by Buyers pursuant to this Agreement, would
(i) result in a change of control of the Company, or (ii) represent 20% or more of the total number of shares of common stock or voting power of the Company outstanding immediately prior to the Closing Date, and (c) the Company shall have the right to pay Liquidated Damages in cash irrespective of any Buyer's election to receive shares of Company common stock in settlement thereof if the closing bid price for the Company's common stock as determined in accordance with clause (w) above is less than the Buyer Offering Per Share Purchase Price per share.

     11. GOVERNING LAW; MISCELLANEOUS.

         a. Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in all respects by the internal laws of the State of Illinois (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Chicago. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

         f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as set forth below, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change:

         If to the Company:

                  Generex Biotechnology Corporation
                  33 Harbour Square, Suite 202
                  Toronto, Ontario M5J 2G2
                  Telephone: (416) 364-2551
                  Facsimile: (416) 364-9363
                  Attention: E. Mark Perri

         With a copy to:

                  Eckert Seamans Cherin & Mellott
                  1515 Market Street, 9th Floor
                  Philadelphia, Pennsylvania 19102-1909
                  Telephone: (215) 851-8410
                  Facsimile: (215) 851-8383
                  Attention: Joseph Chicco, Esq.

         If to the Transfer Agent:

                  StockTrans, Inc.
                  7 East Lancaster Avenue
                  Ardmore, Pennsylvania 19003
                  Telephone: (800) 733-1121
                  Facsimile: (610) 649-7302
                  Attention: Jonathan Miller

If to a Buyer, to it at the address and facsimile number set forth on Schedule 1 with copies to such Buyer's representatives as set forth on Schedule 1.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

         h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         i. Survival. Unless this Agreement is terminated under Section 11(l), the agreements and covenants set forth in Sections 4, 5 and 11, the indemnification provisions set forth in Section 8, the anti-dilution adjustments and provisions set forth in Section 9 and the liquidated damages provisions set forth in Section 10 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

         j. [Reserved.]

         k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before three (3) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this
Section 11(l), the Company shall remain obligated to reimburse the nonbreaching Buyers for the expenses described in Section 7(j) above.

         m. Placement Agent. The Company has agreed to compensate Pali Capital, LLC ("Pali") as placement agent in connection with the sale of the Common Shares and Warrants, which placement agent may have formally or informally engaged other agents on its behalf, in accordance with a written agency agreement entered into between Pali and the Company prior to the date hereof (the "Agent's Agreement"). The Company shall be responsible for the payment of any placement agent's fees or broker's commissions pursuant to the Agent's Agreement as well as any other fees or commissions relating to or arising out of the transactions contemplated hereby which are founded upon an agreement or undertaking made by the Company. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

         n. No Strict Construction. The language used in this Agreement will be deemed to be the anguage chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         o. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         p. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                   BUYERS:

GENEREX BIOTECHNOLOGY                      PROTIUS OVERSEAS LIMITED
CORPORATION

By:                                        By:
    -----------------------------------        ---------------------------------
Name:                                          Name:
      ---------------------------------              ---------------------------
Title:                                         Title:
       --------------------------------               --------------------------


                                           PHOTON FUND LTD.


                                           By:
                                               ---------------------------------
                                               Name:
                                                      --------------------------
                                               Title:
                                                      --------------------------

                          SCHEDULE 1: LIST OF INVESTORS


                                                                                                                 Investor's
                                                                                                              Representatives'
                                Investor Address          Purchase          Number of          Number of         Address and
     Investor's Name          and Facsimile Number          Price         Common Shares      Warrant Shares   Facsimile Number
     ---------------          --------------------        --------        -------------      --------------   -----------------
















     ---------------          --------------------        --------        -------------      --------------   -----------------
TOTAL

                                    EXHIBITS

          Exhibit A       Form of Registration Rights Agreement
          Exhibit B       Form of Transfer Agent Instructions
          Exhibit C       Form of Company Counsel Opinion
          Exhibit D       Form of Warrant
                          [Exhibits Omitted]